                         OPINION OF GARY WYKIDAL, ESQ.







                                   EXHIBIT 5

                   [GARY C. WYKIDAL & ASSOCIATES LETTERHEAD]




                                  July 16, 1996





BAOA, INC.
1011 Camino del Rio South
Suite 520
San Diego, California 92108

      RE: Registration Statement on Form S-8 Regarding Common Stock to be Issued Pursuant to the BAOA, INC. 1996 Stock Award Plan

Gentlemen:

         As counsel for BAOA, INC. (the "Company"), I have reviewed the Registration Statement which is to be filed on Form S-8 under the Securities Act of 1933, as amended, covering an aggregate of 3,000,000 shares of Common Stock (the "Shares") to be issued pursuant to the Company's 1996 Stock Award Plan (the "Plan"). I have also examined the minutes of the Board of Directors meeting approving the Plan.

         It is my opinion that, when issued pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                       Sincerely,



                                       Gary C. Wykidal

GCW:med